Exhibit 4.14

SUPPLEMENTAL INDENTURE NO. 1
Supplemental Indenture No. 1 (this “Supplemental Indenture”), dated as of November 1, 2021, among the guarantor listed on the signature page hereto (each, a “Guaranteeing Subsidiary” and, together, the “Guaranteeing Subsidiaries”), each a subsidiary of Realogy Group LLC, a Delaware limited liability company (the “Issuer” or the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer, Holdings, the Note Guarantors (each as defined in the Indenture referred to below) and the Trustee has heretofore entered into an indenture, dated as of June 2, 2021 (as supplemented, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 0.25% Exchangeable Senior Notes due 2026 (the “Notes”); and
WHEREAS, Section 9.05 of the Indenture provides that under certain circumstances the Issuer is required to cause the Guaranteeing Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 8.01(B) of the Indenture, the Issuer the Trustee and each Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:
(a)Along with Holdings and all Note Guarantors named in the Indenture or any supplemental indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(i)the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest, on the Notes and all other monetary obligations of the Issuers under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, each Note Guarantor and each Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(b)The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture, the Holdings Guarantee or any other Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.
(d)This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Note Guarantor under the Indenture.
(e)If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, Holdings, the Note Guarantors (including each Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)Each Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g)As between each Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of this Note Guarantee.
(h)Each Guaranteeing Subsidiary shall have the right to seek contribution from Holdings or any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.
(i)Pursuant to Section 9.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any other Note Guarantor in respect of the obligations of Holdings or such other Note Guarantor under Article 9 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of each Guaranteeing Subsidiary under this Note Guarantee will not be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(j)This Note Guarantee shall be a continuing guarantee and shall (1) remain in full force and effect until payment in full of all the applicable obligations guaranteed hereby; (2) subject to Section 9.07 of the Indenture, be binding upon each Guaranteeing Subsidiary and its successors; and (3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.
(k)This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuers, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(l)In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(m)This Note Guarantee shall be a general senior unsecured obligation of each Guaranteeing Subsidiary, ranking senior to all existing and future Subordinated

Indebtedness of such Guaranteeing Subsidiary, if any, and pari passu with all existing and future Senior Pari Passu Indebtedness of such Guaranteeing Subsidiary, if any.
(n)Each payment to be made by each Guaranteeing Subsidiary in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(3)Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(4)Business Combination Events Involving a Guaranteeing Subsidiary.
(a)Except as otherwise provided in Section 9.04 of the Indenture, No Guaranteeing Subsidiary will consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guaranteeing Subsidiary and its Subsidiaries, taken as a whole, to another Person (other than the Company, the Parent Guarantor or another Subsidiary Guarantor) (a “Subsidiary Guarantor Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (a) is such Guaranteeing Subsidiary or (b) if not such Guaranteeing Subsidiary, is a corporation, limited liability company, limited partnership or other similar entity (the “Successor Subsidiary Guarantor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Subsidiary Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E) of the Indenture) all the obligations of such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s applicable Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and
(ii)immediately after giving effect to such Subsidiary Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(b)Before the effective time of any Subsidiary Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Subsidiary Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(A)(i) of the Indenture; and (ii) all conditions precedent to such Subsidiary Guarantor Business Combination Event provided in the Indenture have been satisfied.

Except as otherwise provided in the Indenture, the Successor Note Guarantor (if other than a Guaranteeing Subsidiary) will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s applicable Note Guarantee, and such Guaranteeing Subsidiary will automatically be released and discharged from its obligations under the Indenture and such Guaranteeing Subsidiary’s applicable Note Guarantee, but in the case of a lease of all or substantially all of its assets, the Guaranteeing Subsidiary will not be released from its obligations under the Note Guarantee. Notwithstanding the foregoing, (1) each Guaranteeing Subsidiary may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guaranteeing Subsidiary in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and Disqualified Stock of such Guaranteeing Subsidiary is not increased thereby and (2) each Guaranteeing Subsidiary may merge, amalgamate or consolidate with another Guaranteeing Subsidiary or the Issuer.
(c)At the effective time of any Parent Guarantor Business Combination Event that complies with Section 9.04(B)(i) of the Indenture and Section 9.04(B)(ii) of the Indenture, the Successor Parent Guarantor Entity (if not the Parent Guarantor) will succeed to, and may exercise every right and power of, the Parent Guarantor under the Indenture and the Notes with the same effect as if the Successor Parent Guarantor Entity had been named as the Parent Guarantor in the Indenture and the Notes, and, except in the case of a lease, the predecessor Parent Guarantor will be discharged from its obligations under the Indenture and the Notes.
(d)Notwithstanding anything to the contrary in Section 9.04(B) of the Indenture, Section 9.04(B) of the Indenture will not apply to any transfer of assets between or among the Parent Guarantor and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.
(5)Releases. Notwithstanding anything to the contrary, in Article 9 of the Indenture, the Note Guarantee of a Guaranteeing Subsidiary will be automatically released, and such Guaranteeing Subsidiary’s obligations under such Note Guarantee will be automatically released and discharged, and, in each case, be of no future force and effect, upon the occurrence of any of the following events: (A) the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; (B) the merger or consolidation of such Guaranteeing Subsidiary into the Company; (C) all remaining obligations to make payments or deliver other Exchange Consideration with respect to all Notes are discharged in full after the same has become due; (D) such Guaranteeing Subsidiary no longer guarantees any Covered Debt Securities; or (E) no Covered Debt Securities are outstanding; provided, however, that preceding clauses (D) and (E) will apply only to the Note Guarantees of the Guaranteeing Subsidiaries, and the Parent Guarantor’s Note Guarantee will not be automatically released pursuant to such clauses.
(6)No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests of each Guaranteeing Subsidiary or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the

Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(7)Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(8)Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(9)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(10)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary.
(11)Subrogation. Each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by such Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.
(12)Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.
(13)Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 5 hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, as of the date first above written.

WARBURG REALTY PARTNERSHIP, LTD.

By: /s/ Seth I. Truwit
Name: Seth I. Truwit
Title: Senior Vice President and Assistant
Secretary

WRP 91, LLC

By: WARBURG REALTY PARTNERSHIP, LTD

By: /s/ Seth I. Truwit
Name: Seth I. Truwit
Title: Senior Vice President and Assistant
Secretary

REALVITALIZE AFFILIATES LLC

By: REALOGY SERVICES GROUP, LLC it
Sole Member

By: /s/ Seth I. Truwit
Name: Seth I. Truwit
Title: Senior Vice President and Assistant
Secretary

REVITALIZE AFFILIATES INC.

By: /s/ Susan Yannacone
Name: Susan Yannacone
Title: Director

By: /s/ Marilyn J. Wasser
Name: Marilyn J. Wasser
Title: Director

[Signature Page to 0.25% Exchangeable Senior Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: /s/ Lawrence M. Kusch______________
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to 0.25% Exchangeable Senior Notes Supplemental Indenture]